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                                                         EXHIBIT 99.1

                       UNION TEXAS PETROLEUM (LETTERHEAD)

NEWS RELEASE

Contact:          Carol L. Cox
                  (713) 968-2714


                      UNION TEXAS PETROLEUM REPORTS RESULTS

                          OF ANNUAL STOCKHOLDER MEETING


         Houston, May 8, 1996 -- At Union Texas Petroleum Holdings, Inc.'s annual stockholders meeting held this morning in Houston, stockholders elected the company's 11 members of its Board of Directors to one-year terms expiring in 1997. The directors include John Whitmire, Chairman and CEO of Union Texas; Glenn A. Cox, retired President and Chief Operating Officer of Phillips Petroleum; Saul A. Fox, Partner of Kohlberg Kravis Roberts & Company (KKR); Edward A. Gilhuly, Partner of KKR; James H. Greene Jr., Partner of KKR; Henry R. Kravis, Partner of KKR; Michael Michelson, Partner of KKR; Stanley P. Porter, retired Vice Chairman of Arthur Young & Company; George R. Roberts, Partner of KKR; Richard R. Shinn, retired Executive Vice Chairman of the New York Stock Exchange and retired Chairman and CEO of Metropolitan Life Insurance Company; and Sellers Stough, retired Vice President-Finance of Chevron Corporation.

         The stockholders also ratified the appointment of Price Waterhouse as independent accountants.

         One of the largest independent producers located in the U.S., Houston-based Union Texas Petroleum Holdings, Inc. (NYSE: UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia and other strategic areas. The company has petrochemical operations in Louisiana. Union Texas celebrated its 100th anniversary in January 1996.


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